FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS SELECT PRELIMINARY UNAUDITED CALENDAR YEAR 2016 FINANCIAL RESULTS AND INITIAL CALENDAR YEAR 2017 GUIDANCE

•	Delivered preliminary unaudited calendar year 2016 record reported net sales of $5.6 billion and adjusted net sales of $5.5 billion

•
Unaudited calendar year 2016 preliminary reported loss per diluted share in a range of $(28.85) - $(29.00) primarily due to goodwill and intangible asset impairment charges of $5.4 billion; with preliminary adjusted earnings per diluted share in the range of $7.10 - $7.25

•	Unaudited calendar year 2016 preliminary reported operating loss of $(4.65) billion - $(4.68) billion; with preliminary adjusted operating income of $1.42 billion - $1.44 billion

•	Full year 2016 cash flow from operations is expected to be $1.01 billion, which exceeds the Company’s previously revised guidance range of approximately $900 million

•
The Company expects calendar year 2017 reported earnings per diluted share to be in the range of $3.39 to $3.74 and adjusted earnings per diluted share to be in the range of $6.30 to $6.65; expects 2017 net sales in the range of $5.0 to $5.2 billion, including contributions from Tysabri® and Active Pharmaceutical Ingredients (API)

•	Company signed an agreement to divest Tysabri® royalty stream for up to $2.85 billion; announces review of strategic alternatives for API business

•	Announces streamlining of organizational structure, which is expected to yield greater than $130 million savings per annum by mid-2018

•	Appoints Ron Winowiecki as acting CFO following resignation of Judy L. Brown

•	Announces senior leadership change with the appointment of Svend Andersen to the position of Executive Vice President and President, Consumer Healthcare International (“CHCI”)

•	Company to file Form 12b-25 for Annual Report on Form 10-K; currently expects to file Form 10-K on or before March 16, 2017

Dublin, Ireland - February 27, 2017 - Perrigo Company plc (NYSE; TASE: PRGO), a leading global provider of Quality Affordable Healthcare Products®, today announced select preliminary unaudited results for the calendar year ended December 31, 2016. Further, Perrigo will file a Form 12b-25 Notification of Late Filing with the U.S. Securities and Exchange Commission with regard to its 2016 Annual Report on Form 10-K.

The scope of work required to finalize the Company's financial statements included in the 2016 Form 10-K includes the final impairment calculations related to the announced sale of Tysabri®, and deferred tax assets and other related effects at Omega Pharma Invest N.V. The conclusion of these matters is not expected to have a material impact on 2016 cash flow from operations, net sales or adjusted operating income or calendar 2017 adjusted guidance measures described in this press release. However, there can be no assurance that our final audited 2016 or estimated 2017 results will not be materially different. Further, connected with a review for the sale of Tysabri and evaluation procedures associated with ASC606, on February 22, 2017, Ernst & Young, the Company's independent auditors, notified the Company that it is evaluating the historical revenue recognition practices associated with Tysabri®. This review is in process but is not expected to result in a material impact on net cash flows. There can be no assurance that the finalization of the foregoing procedures will not result in the need to restate our financial statements for one or more periods.

The Company currently expects that it will file its Form 10-K on or before March 16, 2017, the prescribed due date under the fifteen calendar day extension period provided by Rule 12b-25 under the Securities Exchange Act of 1934.

Perrigo’s CEO John T. Hendrickson commented, "Calendar year 2016 was a transitional year for Perrigo, as we took decisive action focused on growth, leadership and cost. Preliminary full-year adjusted net sales were $5.5 billion, at the high end of our revised guidance range, with continued strong cash flow generation. Strong performance by our CHCA business contributed to these record results. Additionally, we made significant progress against the action plan we developed earlier in the year with several decisive initiatives. First, we advanced our strategic portfolio review, including announcing the sale of the Tysabri® royalty stream. While dilutive to adjusted EPS, the significant upfront cash component will allow us to de-lever our balance sheet, which supports our investment grade financial policy, and better positions Perrigo to pursue our strategic plan. Second, we have improved the prospects of our international business, with key leadership additions and the cancellation of unprofitable distribution agreements. We believe that these changes were necessary to reposition our international business for growth and are a strong move towards achieving our objective of bringing the business’s adjusted operating margins in-line with our CHCA business. Finally, we executed on a reconstitution of our Board of Directors, bringing a strong mix of healthcare, consumer and investor experience that aligns with Perrigo's unique business model. The Board and management are working diligently and expeditiously to advance our strategic roadmap, including an enhanced review of the Rx business, to drive value for shareholders.”

Hendrickson continued, “Following the departure of Judy Brown, I am pleased to announce the appointment of Ron Winowiecki as acting Chief Financial Officer. Ron has almost thirty years of accounting and finance experience, devoting nearly fifteen years to leading global public company finance organizations in the capacities of Corporate Controller, Treasurer and Chief Accounting Officer, including eight years at Perrigo, most recently as Senior Vice President, Business Finance. I am confident that this will be a seamless transition and that Ron will provide Perrigo and our financial team with strong leadership. On behalf of the Board of Directors and management, I would like to thank Judy for her many contributions to Perrigo.”

Hendrickson also stated, “Despite the delay in filing our Form 10-K, we remain committed to providing timely, accurate and transparent financial reporting. We currently expect to complete the necessary procedures to file our Form 10-K within the 12b-25 extension period.”

Fourth Quarter Asset Impairment

In connection with the preparation of the Company's financial statements for the year ended December 31, 2016, the Company identified indicators of impairment associated with goodwill and certain definite and indefinite-lived intangible assets acquired.
Goodwill

•
We identified indicators of goodwill impairment in the Specialty Sciences reporting unit related to our decision to review strategic alternatives for the rights to the royalty stream from sales of Tysabri®. We concluded that the goodwill was fully impaired and recorded an impairment of $201 million.

Intangible Assets

•
We identified impairment indicators in our Entocort® product assets related to the entrance of new market competition and resulting negative impacts on sales volume and pricing. Using a multi-period excess earnings method, we determined that the Entocort® product assets were impaired by $336 million.

•
We identified impairment indicators in certain definite-lived intangible assets in our Animal Health reporting unit, including a Spot-On Technology asset that we originally acquired through the acquisition of Sergeant’s Pet Care Products, Inc. and a Right to Early Market Entry asset that we originally acquired through the acquisition of Velcera Inc. After determining the assets were impaired, we utilized the relief from royalty method to quantify the impairment, resulting in a $28 million and $62 million impairment for the Spot-On Technology asset and the Right to Early Market Entry asset, respectively.

•
We identified impairment indicators in certain definite-lived intangible assets in our Australia reporting unit, including trademarks and trade names related to our Herron products that we originally acquired through the acquisition of Aspen. After determining the assets were impaired, we utilized the relief from royalty method to quantify the impairment, resulting in a $27 million impairment.

•
As a result of the decision to review strategic alternatives for the rights to the royalty stream from sales of Tysabri®, we determined that impairment indicators of the Tysabri® asset were present as of December 31, 2016. We considered the likelihood of selling versus holding and using the asset and whether the gross undiscounted projected future cash flows were more or less than the carrying value as of December 31, 2016. The projected gross undiscounted future cash flows were less than carrying value as of December 31, 2016, and therefore we proceeded to quantify an impairment charge. We used a relief from royalty method and determined that the Tysabri® asset was impaired by $2.6 billion.

Both the goodwill impairment and the definite and indefinite-lived intangible asset impairments were recorded within Impairment charges on the Consolidated Statements of Operations. The carrying value for certain intangible assets and goodwill equals fair value, and as a result, any further deterioration in those assets' fair value would lead to a further impairment charge.

Future performance different from the assumptions used in the quantitative analyses may result in additional changes in the fair value. The Company will continue to monitor and assess these assets for potential impairment should further impairment indicators arise.
To review other asset impairments realized in the first nine months of 2016, please refer to our Form 10-Q filed on November 10, 2016 for the nine months Ended October 1, 2016.

2017 Guidance Update

The Company expects 2017 net sales to be in the range of $5.0 billion to $5.2 billion, which includes the cancellation of $220 million of unprofitable distribution agreements in the CHCI business. The Company expects calendar year 2017 GAAP reported earnings per diluted share to be in the range of $3.39 to $3.74 and adjusted earnings per diluted share to be in the range of $6.30 to $6.65, including contributions from Tysabri® and API and excluding the charges outlined in Table I at the end of this release. Calendar 2017 guidance includes GAAP reported earnings contributions from Tysabri® in the range of $1.03 - $1.09 per diluted shares and adjusted earnings contributions from Tysabri® in the range of $2.12 - $2.18 per diluted share and assumes completion of our debt pay-down strategy by mid-2017. The adjusted earnings per diluted share guidance incorporates continued improvement in our consumer-facing businesses, offset by headwinds from increased Entocort® competition, unfavorable foreign currency translation and a higher effective tax rate due to the jurisdictional mix of income.

Hendrickson concluded, “I believe that the achievement of our revised full-year 2016 financial guidance represents a positive step and we remain extremely excited about the future growth prospects for Perrigo. My 2017 priorities are to focus on the fundamentals of our business: operational execution and efficiency, investment in R&D and disciplined inorganic growth. I anticipate 2017 will include continued growth in our consumer-facing businesses, with improved profitability in our CHCI segment. We will continue to manage the Rx segment for long-term success by investing in our pipeline. We are further enhancing our corporate governance through the addition of new directors, executing against our cost optimization plan and concluding our strategic portfolio review. We have already made substantial progress against these core principles as we advance our mission to provide Quality, Affordable Healthcare Products® to customers and patients around the globe."

Conference Call Information

The Company will host a conference call at 4:30 p.m. ET (1:30 p.m. PT), February 27, 2017 to provide a business update and discuss the Company's guidance for 2017. The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID #57717656. A taped replay of the call will be available beginning at approximately 8:30 p.m. (ET) Monday, February 27, until midnight Wednesday, March 08, 2017. To listen to the replay, dial 800-585-8367, International 404-537-3406, and use access code 57717656.

About Perrigo

Perrigo Company plc, a leading global over-the-counter (“OTC”) consumer goods and pharmaceutical company, offers patients and customers high quality products at affordable prices.

From its beginning in 1887 as a packager of home remedies, Perrigo, headquartered in Ireland, has grown to become the world's largest manufacturer of OTC healthcare products and supplier of infant formulas for the store brand market. The Company is also a leading provider of generic extended topical prescription products in the U.S., and receives royalties from sales of the multiple sclerosis drug, Tysabri®. Perrigo provides “Quality Affordable Healthcare Products®” across a wide variety of product categories and geographies, primarily in North America, Europe, and Australia, as well as in other markets, including Israel, China, and Latin America. Visit Perrigo online at (http://www.perrigo.com).

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including future impairment charges, the ability to achieve its guidance, the ability to timely execute and achieve the desired benefits of its announced restructuring plan and initiatives, future asset sales and the timing, amount and cost of share repurchases. In addition, there can be no assurance that the Company will be able to file its 2016 Form 10-K within the fifteen calendar day extension provided by Rule 12b-25, or that the Company may not identify one or more material weaknesses in its internal control over financial reporting, need to restate its financial statements or conclude that investors should no longer rely upon previously issued financial statements. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-KT for the six-month period ended December 31, 2015, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts included in or excluded from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the company. Pursuant to the requirements the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales excluding sales attributable to held-for-sale businesses, adjusted operating income and adjusted diluted earnings per share within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, amortization expense related primarily to acquired intangible assets, restructuring charges, and acquisition and integration-related charges, as well as the related tax effects of these items that by their nature affect comparability of operational performance or obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted operating income and adjusted diluted earnings per share, are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. The Company discloses adjusted net sales, which excludes operating results attributable to held-for-sale businesses, in order to provide information about sales of the Company’s continuing business. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.
Contacts

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

Arthur J. Shannon, Vice President, Global Corporate Affairs and European Investor Relations
+353 1709 4709; e-mail: ajshannon@perrigo.com

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
Year Ended
Diluted Earnings (Loss) per Share	December 31, 2016
Reported	$(28.85) - $(29.00)
Adjustments:
Impairment charges	37.54
Amortization expense related primarily to acquired intangible assets	4.52
Restructuring charges	0.22
Acquisition and integration-related charges	0.15
Operating results attributable to held-for-sale businesses (1)	0.11
Unusual litigation	0.07
Losses on equity method investments	0.03
Legal and consulting fees related to Mylan defense	0.01
Gain on divestitures	(0.05)
Tax effect of non-GAAP adjustments (2)	(6.50)
Adjusted	$7.10 - $7.25

(1) Held-for-sale businesses include the U.S. VMS business, European sports brand, and the India API business.
(2) Includes tax effect of pretax non-GAAP adjustments calculated based upon the specific rate of the applicable jurisdiction of the pretax item and certain adjustments for discrete tax items.

TABLE I (continued)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
Year Ended
December 31, 2016
Consolidated Net Sales
Reported	$5,634.8
Operating results attributable to held-for-sale businesses (1)	(113.8)
Adjusted	$5,521.0

(1) Held-for-sale businesses include the U.S. VMS business, European sports brand, and the India API business.

Year Ended
December 31, 2016
Operating Income
Reported	$(4,651.2) - $(4,676.2)
Adjustments:
Impairment charges	5,368.0
Amortization expense related primarily to acquired intangible assets	641.9
Restructuring charges	31.0
Acquisition and integration-related charges	21.9
Operating results attributable to held-for-sale businesses (1)	15.5
Unusual litigation	10.2
Legal and consulting fees related to Mylan defense	2.0
Adjusted	$1,414.3 - $1,439.3

(1) Held-for-sale businesses include the U.S. VMS business, European sports brand, and the India API business.

Full Year
Diluted Earnings per Share	2017 EPS Guidance
Reported	$3.39 - $3.74
Amortization expense related primarily to acquired intangible assets	3.49
Restructuring charges	0.28
Tax effect of non-GAAP adjustments (1)	(0.86)
Adjusted	$6.30 - $6.65

(1) Includes tax effect of pretax non-GAAP adjustments calculated based upon the specific rate of the applicable jurisdiction of the pretax item.

Full Year
Tysabri Diluted Earnings per Share	2017 EPS
Reported	$1.03 - $1.09
Adjustments:
Amortization expense related to intangible asset	1.25
Tax effect of non-GAAP adjustments	(0.16)
Adjusted	$2.12 - $2.18